UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2008 (the “Closing Date”), the Company entered into a Joinder Agreement (the “Joinder Agreement”) with certain investors (the “Additional Investors”) to join as parties to the Securities Purchase Agreement entered into on March 17, 2008 (the “Securities Purchase Agreement”) by the Company and certain other investors (the “Initial Investors”) pursuant to which the Company originally issued and sold certain of its subordinated convertible promissory notes (each a “Note”) in an aggregate principal amount of $5,250,000 (the “Initial Notes”). Pursuant to the Joinder Agreement, the Company issued and sold additional Notes (the “Additional Notes”) to the Additional Investors in an aggregate principal amount of $1,047,064. The terms of the Additional Notes are identical to the Initial Notes issued to the Initial Investors.

For a description of the Notes, see “Subordinated Convertible Promissory Notes” under Item 2.03 – “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration—Subordinated Convertible Promissory Notes” below.

Joinder Agreement

Under the Joinder Agreement, the Company received aggregate proceeds of $1,047,064 from the Additional Investors in exchange for the issuance and sale of the Additional Notes. Pursuant to the Securities Purchase Agreement, to which the Additional Investors became a party, the Additional Notes are convertible into a to-be-established series of the Company’s preferred stock (the “Series F Preferred Stock”) upon an investment by LG-Nortel Co., Ltd. of at least $1,000,000 (a “Qualifying Investment”) on or before May 16, 2008 (the “Outside Date”). If a Qualifying Investment is made on or before the Outside Date, (1) the Additional Notes will automatically convert into shares of Series F Preferred Stock with the powers, designations, preferences and rights (the “Preferred Terms”) set forth in Exhibit B of the Notes (the “Section 5(a) Preferred Stock”) at a rate of one share of Section 5(a) Preferred Stock for each $1,000 of outstanding principal and accrued but unpaid interest under an Additional Note (the “Conversion Rate”), rounded to the nearest whole share and (2) the Company will issue warrants (the “Warrants”) with an exercise price per share of common stock of $0.01 for a number of shares equal to the original principal amount of the Additional Note divided by the conversion price of the Series F Preferred Stock ($0.05), rounded up to the nearest whole share. If no Qualifying Investment is made on or before the Outside Date, the Additional Notes will automatically convert into shares of Series F Preferred Stock with the Preferred Terms set forth in Exhibit C of the Notes (the “Section 5(b) Preferred Stock”) at the Conversion Rate. No Warrants will be issued with the Section 5(b) Preferred Stock.

On the Closing Date, the aggregate principal of the Additional Notes was convertible into an aggregate of 1,047 shares of Series F Preferred Stock.

The foregoing description of the Joinder Agreement does not purport to be a complete statement of the parties’ rights under the Joinder Agreement and is qualified in its entirety by reference to the full text of the Joinder Agreement, which is filed as Exhibit 10.1 hereto.

Subordination Agreements

On the Closing Date, the Additional Investors agreed to enter into Subordination Agreements (the “Subordination Agreements”) with each of Silicon Valley Bank (“SVB”) and NEIPF, L.P. (“NEIPF”), to subordinate payment of the Additional Notes to the prior payment of the indebtedness under the Company’s existing credit facilities with each of SVB and NEIPF.

Consent and Waiver Agreement

In connection with the Joinder Agreement, the Additional Investors executed a Consent and Waiver Agreement (the “Consent and Waiver Agreement”), pursuant to which the Additional Investors consented to the Securities Purchase Agreement, the issuance of the Initial Notes, the terms of Section 5(a) Preferred Stock and Section 5(b) Preferred Stock, the filing of a Series F Certificate of Designation with the Secretary of State of the State of Delaware, the issuance of Series F Preferred Stock and, if applicable, the Warrants and the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of shares of Common Stock the Company is authorized to issue from 250,000,000 shares to 750,000,000 shares.

The Additional Investors who are also holders of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) also waived (i) application of anti-dilution measures applicable to the Series E Preferred Stock and of certain warrants issued pursuant to that certain Amended and Restated Securities Purchase Agreement dated as of December 1, 2006 (the “2006 Agreement”) held by such Additional Investors with respect to the issuance of the Initial Notes, Warrants, Series F Preferred Stock and common stock issuable upon conversion of the Series F Preferred Stock and (ii) application of certain provisions of the 2006 Agreement, including, among other things, a right of first refusal with respect to the Initial Notes, the Qualifying Investment and a Special Purchase Right (the “Special Purchase Right”) held by the Initial Investors to purchase Notes in addition to the Initial Notes upon the occurrence of certain events.

Certain Additional Investors who are also parties to that certain Stock Purchase Agreement, dated as of September 28, 2005 (the “2005 Stock Purchase Agreement”) also waived application of certain provisions of the 2005 Stock Purchase Agreement, including, among other things, a right of first refusal with respect to the Initial Notes, the Qualifying Investment and the Special Purchase Right.

The foregoing description of the Consent and Waiver Agreement does not purport to be a complete statement of the parties’ rights under the Consent and Waiver Agreement and is qualified in its entirety by reference to the full text of the Consent and Waiver Agreement, which is filed as Exhibit 10.2 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Subordinated Convertible Promissory Notes

In connection with the Joinder Agreement, the Company issued and sold the Additional Notes in an aggregate principal amount of $1,047,064 to the Additional Investors. The following is a summary of the material terms of the Additional Notes.

Maturity. The outstanding principal and accrued but unpaid interest of each Additional Note is due and payable in full on demand made on or after the 12 month anniversary of the date of issuance of the Additional Note.

Interest. The interest rate of each Additional Note is fifteen percent (15%) per annum. Interest is calculated based on a 360-day year of twelve 30-day months, but may not exceed the maximum rate, if any, allowable under applicable law.

Conversion. Upon the occurrence of a Qualifying Investment, (1) each Additional Note is automatically convertible into Section 5(a) Preferred Stock at the Conversion Rate, and (2) the Company will issue each Additional Investor a Warrant. If no Qualifying Investment is made on or before the Outside Date, each Additional Note is automatically convertible into the Section 5(b) Preferred Stock at the Conversion Rate. No Warrants will be issued with the Section 5(b) Preferred Stock.

Subordination. Each Additional Note is subject to the provisions of the Subordination Agreements between the Additional Investors and each of SVB and NEIPF.

Events of Default. An “Event of Default” under the Additional Notes will entitle the Additional Investors to certain rights. These Events of Default include, without limitation:

•	the dissolution or termination of the Company or any of its subsidiaries;

•	the Company’s failure to pay any of the principal, interest or any other amounts payable under the Additional Notes when due and payable;

•

the Company’s filing of a petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

•

an involuntary petition is filed, or any proceeding or case is commenced against the Company (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing; and

•

the occurrence of a breach or default under any agreement, instrument or document to which the Company is a party or by which it is bound, involving any obligation for borrowed money or more than $100,000 in the aggregate.

Remedies upon Events of Default. Upon the occurrence of an Event of Default or at any time thereafter:

•

any part or all of the then outstanding principal balance of the Additional Notes and interest due to the holders thereunder will become immediately due and payable without notice or demand only upon the consent of the holder or holders of at least a majority of the aggregate principal amount outstanding under the Additional Notes; and

•	the Additional Investors shall have all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the Commonwealth of Massachusetts.

The foregoing description of the Additional Notes does not purport to be a complete statement of the parties’ rights under the Notes and is qualified in its entirety by reference to the full text of the Note, a form of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K with the Commission on March 17, 2008 and incorporated herein by reference, except for the Schedule of Investors. A Schedule of Additional Investors is filed as Exhibit 10.3 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Closing Date, pursuant to the terms of the Joinder Agreement, the Company agreed to (i) issue and sell the Additional Notes in the aggregate principal amount of $1,047,064 and (ii) if the Additional Notes are converted, to issue the Series F Preferred Stock and, if applicable, the Warrants. The Company received gross proceeds of $1,047,064 from the sale of the Additional Notes, which will be used for general working capital purposes.

Series F Preferred Stock

If the Company receives a Qualifying Investment, the Additional Notes will automatically convert into the Section 5(a) Preferred Stock and the Company will issue the Warrants to the Additional Investors. If the Company does not receive a Qualifying Investment on or before the Outside Date, the Additional Notes will automatically convert into the Section 5(b) Preferred Stock. No Warrants will be issued with the Section 5(b) Preferred Stock. The following is a description of the material terms Section 5(a) Preferred Stock and the Section 5(b) Preferred Stock.

Section 5(a) Preferred Stock

•	The Preferred Terms of the Section 5(a) Preferred Stock will be substantially similar to those of the Company’s Series E Preferred Stock;

•

The Section 5(a) Preferred Stock will be pari passu with the Series E Preferred Stock with respect to (1) the payment of dividends, (2) redemption and (3) rights upon liquidation, dissolution or winding up of the affairs of the Company and any sale of the Company, including, without limitation, a sale of all or substantially all of its assets, merger, stock purchase, self-tender, reorganization or another business transaction including, without limitation, any “Deemed Liquidation Event” (as defined in the Certificate of Incorporation) (a “Liquidation”); and

•

The original issue price of the Section 5(a) Preferred Stock will be $1,000 (the “Original Issue Price”) and the initial conversion price will be $0.05 per share, subject to further adjustment for, among other things, future dilutive issuances (the “Series F Conversion Price”).

Section 5(b) Preferred Stock

•	Except as set forth below, the Preferred Terms of the Section 5(b) Preferred Stock will be substantially similar to those of the Company’s Series E Preferred Stock;

•

The Section 5(b) Preferred Stock will rank senior to all other classes or series of capital stock of the Company with respect to (1) the payment of dividends, (2) redemption and (3) rights upon a Liquidation;

•	The Section 5(b) Preferred Stock will accrue a cash dividend per share of 12% of the Original Issue Price (the “Section 5(b) Series F Accruing Dividends”);

•

In connection with (1) any redemption of the shares of the Section 5(b) Preferred Stock and (2) any Liquidation, the holders of the Section 5(b) Preferred Stock will be entitled to receive, in preference to all other holders of the Company’s capital stock, an amount equal to three times the Original Issue Price plus all declared and unpaid dividends and all Section 5(b) Series F Accruing Dividends (the “Liquidation Payment”);

•

After payment of the Liquidation Payment, the Section 5(b) Preferred Stock will participate with the holders of the common stock (on an as-converted basis at the Series F Conversion Price) in connection with any distributions on account of any Liquidation; and

•	The Section 5(b) Preferred Stock will be issued at the Original Issue Price and have the Series F Conversion Price.

On the Closing Date, the aggregate principal amount of the Additional Notes was convertible into an aggregate of 1,047 shares of Series F Preferred Stock. The Series F Preferred Stock was convertible into an aggregate of 20,941,280 shares of our common stock.

Warrants

The Warrants, which will only be issued in connection with a Qualifying Investment and automatic conversion of the Additional Notes to Section 5(a) Preferred Stock, will have terms substantially similar to the Warrants issued pursuant to the 2006 Agreement. The warrants will have a term of exercise expiring ten years from the date the warrant is issued. The number of shares issuable upon exercise and the per share exercise price of the warrants will be subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the number of shares of common stock for which the warrants will be exercisable will also be subject to adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price less than the exercise price of the warrant then in effect. In the event of such an issuance, the exercise price of the warrant will be reduced to equal the per share price of the newly issued securities.

The exercise price of the Warrants is $0.01 per share and the number of shares of common stock for which each warrant will be exercisable is equal to the original principal amount of the Additional Note divided by the Series F Conversion Price. On the Closing Date, the Warrants were exercisable for 20,941,280 shares of common stock.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Regulation D and Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

The foregoing description of the Warrants does not purport to be a complete statement of the parties’ rights under the Warrants and is qualified in its entirety by reference to the full text of the Warrants, a form of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 18, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Joinder Agreement, dated as of April 16, 2008, by and between Vertical Communications, Inc. and certain investors

10.2	Consent and Waiver Agreement, dated as of April 16, 2008, by and between Vertical Communications, Inc. and the Additional Investors

10.3	Form of Subordinated Convertible Promissory Note, issued by Vertical Communications, Inc. (originally filed with the Commission on March 17, 2008 as Exhibit 10.3 to the Company’s Current Report on Form 8-K and incorporated herein by reference) with Schedule of Additional Investors (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008	VERTICAL COMMUNICATIONS, INC.

	By:	/s/ KEN CLINEBELL
Ken Clinebell, Chief Financial Officer